Exhibit 10.1 Execution Version
THIRD AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT
THIS THIRD AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT (this “Agreement”) is entered into effective as of June 17, 2026, by and between Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), and The RMR Group LLC, a Maryland limited liability company (the “Manager”).
WHEREAS, the Company and the Manager are parties to a Second Amended and Restated Business Management Agreement, dated as of June 5, 2015 (as amended, supplemented or otherwise modified from time to time prior to the date of this Agreement, the “Original Agreement”); and
WHEREAS, the Company and the Manager wish to continue the Original Agreement in force and effect with respect to services performed and fees due with respect to such services, on and prior to the date of this Agreement, but wish to amend and restate the Original Agreement as hereinafter provided, effective with respect to services performed and fees due with respect to such services after the date of this Agreement;
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree that the Original Agreement is hereby amended and restated to read in its entirety as follows:
1.             Engagement. Subject to the terms and conditions hereinafter set forth, the Company hereby continues to engage the Manager to provide the management and real estate investment services contemplated by this Agreement with respect to the Company’s business and real estate investments and the Manager hereby accepts such continued engagement.
2.             General Duties of the Manager. The Manager shall use its reasonable best efforts to provide the Company with a continuing and suitable real estate portfolio program consistent with the business policies and strategic objectives of the Company. Subject in all respects to the management, direction and oversight of the Company’s board of trustees or any replacement governing body (the “Board”), the Manager shall conduct and perform all corporate office functions for the Company, including, but not limited to, the following:
(a)            provide research and economic and statistical data in connection with the Company’s real estate portfolio and recommend changes in the Company’s business policies when appropriate;
(b)            (i) investigate and evaluate investments in, or acquisitions or dispositions of, real estate and related interests, and financing and refinancing opportunities, (ii) make recommendations concerning specific investments to the Board and (iii) evaluate and negotiate contracts with respect to the foregoing; in each case, on behalf of the Company and in the furtherance of the Company’s strategic objectives;
(c)            investigate, evaluate, prosecute and negotiate any claims of the Company in connection with its real estate portfolio or otherwise in connection with the conduct of its business;

(d)            to the extent applicable, administer bookkeeping and accounting functions as are required for the management and operation of the Company, contract for audits and prepare or cause to be prepared such reports and filings as may be required by any governmental authority in connection with the conduct of the Company’s business, and otherwise advise and assist the Company with its compliance with applicable legal and regulatory requirements, including, without limitation, periodic reports, returns or statements that may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), the Internal Revenue Code of 1986, as amended and any regulations and rulings thereunder (the “Code”), the securities and tax statutes of any jurisdiction in which the Company is obligated to file such reports or any rules or regulations promulgated under any of the foregoing;
(e)            to the extent applicable, advise and assist in the preparation and filing of all offering documents (public and private), and all registration statements, prospectuses or other documents that may be filed with the Securities and Exchange Commission (the “SEC”) or any state (it being understood that the Company shall be responsible for the content of any and all of its offering documents and SEC filings (including, without limitation, those filings referred to in Section 2(d) hereof), and the Manager shall not be held liable for any costs or liabilities arising out of any misstatements or omissions in the Company’s offering documents or SEC filings, whether or not material, and the Company shall promptly indemnify the Manager from such costs and liabilities unless the misstatement or omission was the result of gross negligence, willful misconduct or fraud on the part of Manager or any of its Affiliates);
(f)            retain counsel, consultants and other third party professionals on behalf of the Company or any subsidiary; provided that if such retention is in connection with any financing, capital raise, recapitalization or sale, transfer, exchange, or other disposition, by or involving the Company or any subsidiary, of any assets thereof or for any other purpose, in each case that is not within the ordinary course of the business of the Company and its subsidiaries, any such counsel, consultant or other third party professional shall be retained only if and to the extent approved by the Board after consultation therewith;
(g)            provide, including through a third party service provider, internal audit services as appropriate;
(h)            advise and assist with the Company’s risk management functions;
(i)             to the extent not covered above, advise and assist the Company in the review and negotiation of the Company’s contracts and agreements, coordinate and supervise all third party legal services and claims by or against the Company;
(j)             advise and assist the Company with respect to the Company’s investor relations, preparation of marketing materials, internet website and related services;
(k)            provide meeting spaces and communication facilities as required to facilitate meetings for, and communication between and among, the members of the Board and Company management; and

(l)             provide office space, equipment and experienced and qualified personnel necessary for the performance of the foregoing services.
In performing its services under this Agreement, the Manager may utilize facilities, personnel, support services and facilities of various of its affiliates. The Manager shall be responsible for paying such affiliates for their personnel and support services and facilities out of its own funds unless otherwise approved by a majority vote of the members of the Board who are independent from the Manager (the “Independent Board Members”). Notwithstanding the foregoing, fees, costs and expenses of any third party which is not an affiliate of the Manager retained as permitted hereunder are to be paid by the Company. Without limiting the foregoing sentence, any such fees, costs or expenses referred to in the immediately preceding sentence which are expected to be paid by the Manager shall be reimbursed to the Manager by the Company promptly following submission to the Company of a statement of any such fees, costs or expenses.

Manager acknowledges and agrees that if and to the extent determined by the Company, the Company shall have the right to impose additional limitations on the scope of Manager’s authority under this Agreement in accordance with the terms of this paragraph. If the Company intends to exercise its right to modify the limitations on the scope of Manager’s authority under this Agreement, it will do so by written notice to Manager (the “Modification Notice”) and the modification shall become effective as promptly as reasonably practicable for Manager following Manager’s receipt of the Modification Notice; provided that, if and to the extent any such modification, individually or in the aggregate with others, would impose additional limitations on the scope of Manager’s authority or increase in any material respect Manager’s scope or volume of work or change in any material respect the nature or amount of services to be provided by Manager hereunder, and, in any such case, the change also would increase in any material respect the amount of costs or expenses Manager expects to incur in performing its obligations hereunder, as determined by Manager acting reasonably, Manager shall promptly (and in any case, within ten (10) business days of Manager’s receipt of the Modification Notice) notify the Company thereof and of the anticipated increased cost of the change (any such notice, a “Manager Change Notice”). If Manager delivers such Manager Change Notice to the Company within the time provided above, the Company shall enter into good faith negotiations with Manager to determine an appropriate modification to Manager’s compensation and expense reimbursement hereunder to address that increase and, in that case, the proposed modification underlying such Manager Change Notice, to the extent it has been identified by Manager as increasing in any material respect the amount of costs or expenses Manager expects to incur in compliance therewith, shall be deferred until the date on which the Company and Manager have agreed on a modification to Manager’s compensation and expense reimbursement hereunder in respect thereof (and, for the avoidance of doubt, shall be deemed not to have gone into effect at any time prior to such date). If Manager and the Company are not able to agree on the necessary modifications to Manager’s compensation and expense reimbursement and the Company has not withdrawn the modification that was giving rise to the disputed compensation and expense reimbursement shortfall by notice delivered to Manager, in each case prior to the date that is thirty (30) days following the receipt by the Company of the relevant Manager Change Notice, this Agreement may be terminated by either Manager or the Company by written notice to the other party (a “Modification Termination”), and, if such termination notice is given by the Company it will take effect on the date specified in the notice and if the notice is given by Manager it will take effect on the sixtieth (60th) day following the date the Company receives the termination notice from Manager (or, in either case, such other date as may be mutually agreed between the Company and Manager). If a termination pursuant to the preceding sentence becomes effective prior to the second (2nd) anniversary of the date of this Agreement, the Termination Fee shall be payable to Manager in connection with that termination.

Notwithstanding anything herein, it is understood and agreed that the duties of, and services to be provided by, the Manager pursuant to this Agreement shall not include (i) any investment management or related services with respect to any assets of the Company as the Company may wish to allocate from time to time to investments in “securities” (as defined in the Investment Advisers Act of 1940, as amended), (ii) any services that would subject the Manager to registration with the Commodity Futures Trading Commission as a “commodity trading advisor” (as such term is defined in Section la(12) of the Commodity Exchange Act and in CFTC Regulation 1.3(bb)(1)), or affirmatively require it to make any exemptive certifications or similar filings with respect to “commodity trading advisor” registration status, (iii) any services or the taking of any action that would render the Manager a “municipal advisor” as defined in Section 15B(e)(4) of the Exchange Act or (iv) any services or the taking of any action that would subject the Manager to registration as a broker-dealer under Section 15 of the Exchange Act or any similar state regulation.
On the date of this Agreement, the Manager shall deliver to the Company a certificate of an officer of the Manager in substantially the form attached hereto as Exhibit B.
3.             Bank Accounts. The Manager shall establish and maintain one or more bank accounts in its own name or in the name of the Company or one or more of its subsidiaries, and shall collect and deposit into such account or accounts and may disburse therefrom any monies on behalf of the Company or one or more of its subsidiaries, provided that no funds in any such account shall be commingled with any funds of the Manager or any other person or entity other than the Company or one or more of its subsidiaries (except the New 2027 SPV Group (as defined below); provided that Manager may commingle the funds of the Company or one or more of its subsidiaries (other than the New 2027 SPV Group) with the funds of the New 2027 SPV Group so long as it is using commercially reasonable efforts to cease such commingling as promptly as reasonably practicable following the date hereof). The Manager will consult with the Board in advance concerning each bank or other financial institution in which one or more accounts of the Company or its subsidiaries will be established and no such account will be established at a bank or other financial institution that has not been approved by the Board for that purpose (in each case, to the extent required pursuant to Exhibit C to the Property Management Agreement). Manager shall ensure that one or more officers or employees of the Company or its subsidiaries will have signature authority over and, to the extent applicable, access to digital information concerning, each bank account that holds funds of the Company or any of its subsidiaries. The Manager shall, upon request by the Board, render an appropriate accounting of such collections and payments to the Board and to the auditors of the Company within a reasonable amount of time following such request.
4.             Records. The Manager shall maintain appropriate books of account and records relating to this Agreement, which books of account and records shall be available for inspection by the Company and members of the Board and any counsel or accountants retained by the Company or the Board upon reasonable notice during ordinary business hours.

5.             Information Furnished to Manager. The Board shall at all times keep the Manager fully informed with regard to the business policies and strategic objectives of the Company and its then-current intentions with respect to the future of the Company. The Board shall notify the Manager promptly of its intention to sell or otherwise dispose of any of the Company’s properties or to acquire or invest in new properties. The Company shall furnish the Manager with such information with regard to its affairs as the Manager may from time to time reasonably request. The Company shall retain legal counsel, accountants and third party consultants to provide such legal and accounting advice, services and opinions as the Manager (subject to Section 2(f)) or the Board shall deem necessary or appropriate to adequately perform the functions of the Company.
6.             REIT Qualification; Compliance with Law and Organizational Documents.
(a)            Anything else in this Agreement to the contrary notwithstanding, the Manager shall refrain from any activity which, in its good faith judgment, or in the judgment of the Board as transmitted to the Manager in writing, would (a) adversely affect the qualification of the Company as a real estate investment trust as defined and limited in the Code, if and so long as the Company shall continue to seek to qualify as a real estate investment trust, or which would make the Company subject to the Investment Company Act of 1940, as amended (the “1940 Act”), (b) violate any law or rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or (c) not be permitted by the Company’s Declaration of Trust, as in effect from time to time (the “Declaration of Trust”), or Bylaws, except if such action shall be approved by the Board, in which event the Manager shall promptly notify the Board of the Manager’s judgment that such action would adversely affect such qualification, make the Company subject to the 1940 Act or violate any such law, rule, regulation or policy, or the Declaration of Trust or Bylaws, and shall refrain from taking any such action pending further clarification or instructions from the Board. In addition, the Manager shall take such affirmative steps which, in its judgment made in good faith, or in the judgment of the Board as transmitted to the Manager in writing, would prevent or cure any action described in (a), (b) or (c) above.

(b)            In furtherance of the foregoing, if and so long as the Company shall continue to seek to qualify as a real estate investment trust, the Manager shall manage the Company’s properties in such a manner that (x) at least ninety-five percent (95%) of the Company’s gross income received or accrued, directly or indirectly, for each taxable year during its term of existence will consist of the following items, in each case as determined for purposes of Code Section 856(c)(2): (a) rents that qualify as rents from real property under Code Section 856(d), (b) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Code Section 1221(a)(1), (c) interest, other than interest the determination of which depends in whole or in part on the income or profits of any person, (d) dividends, (e) abatements and refunds of taxes on real property, (f) income and gain derived from foreclosure property as defined in Code Section 856(e), and (g) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of Code Section 857(b)(6), and (y) at least seventy-five percent (75%) of the gross income received or accrued, directly or indirectly, for each taxable year during its term of existence will consist of the following items, in each case as determined for purposes of Code Section 856(c)(3): (i) the items described in clauses (a), (e), (f) and (g) of the foregoing clause (x), (ii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Code Section 1221(a)(1), (iii) interest on obligations secured by mortgages on real property or on interests in real property other than interest the determination of which depends in whole or in part on the income or profits of any person, and (iv) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying “real estate investment trusts”.
7.             Manager Conduct.
(a)            The Manager, including its officers and other employees, shall adhere to the Company’s Code of Business Conduct and Ethics as in effect from time to time.
(b)            Neither the Manager nor any affiliates of the Manager shall sell any property or other assets to the Company or purchase any assets from the Company, directly or indirectly, except as approved by a majority vote of the Independent Board Members. No compensation, commission or remuneration shall be paid to the Manager or any affiliate of the Manager on account of services provided to the Company except as provided by this Agreement, the Property Management Agreement, the New 2027 SPV Property Management Agreement (as hereinafter defined) or otherwise approved by a majority vote of the Independent Board Members.

(c)            The Manager may engage in other activities or businesses and act as the manager to any other person or entity (including other real estate investment trusts) even though such person or entity has investment policies and objectives similar to those of the Company. The Company recognizes that it is not entitled to preferential treatment in receiving information, recommendations and other services from the Manager. The Manager shall act in good faith to endeavor to identify to the Independent Board Members any conflicts that may arise among the Company, the Manager and/or any other person or entity on whose behalf the Manager may be engaged. When allocating investment opportunities among the persons or entities for which the Manager acts as manager, the Manager will consider the factors set forth in its allocation policy as in effect from time to time.
(d)            The Manager shall make available sufficient experienced and qualified personnel to perform the services and functions set forth in this Agreement, including, without limitation, at the Company’s request, serving as the officers of the Company. The Manager’s personnel shall receive no compensation from the Company for their services to the Company in any such capacities. The Manager shall not be obligated to dedicate any of its personnel exclusively to the Company nor shall the Manager or any of its personnel be obligated to dedicate any specific portion of its or their time to the Company or its business, except as necessary to perform the services set forth in this Agreement.
(e)            The Manager’s liability under this Agreement shall be as set forth in Section 16.
8.             No Partnership or Joint Venture. The Company and the Manager are not partners or joint venturers with each other and neither the terms of this Agreement nor the fact that the Company and the Manager have joint interests in any one or more investments, ownership in each other (including, without limitation, the Equity Compensation) or ownership or other interests in any one or more entities or may have common officers or employees or a tenancy relationship shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.
9.             Fidelity Bond. The Manager shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.
10.           Management Fee.
(a)            For the period from the date of this Agreement through the day immediately preceding the second anniversary of this Agreement (the “Initial Period”), the Manager shall be paid, for the services rendered by it to the Company pursuant to this Agreement, an annual management fee (the “Management Fee”) equal to $14,000,000.00 (the “Initial Amount”), payable in equal monthly installments of $1,166,666.67 in advance, the first installment of which shall be paid on the date hereof and thereafter on each monthly anniversary of the date hereof (or, if such date is not a business day, the immediately preceding business day)

(b)            Following the Initial Period, the Management Fee shall be such amount as is mutually agreed by the Company and the Manager. Beginning on the date that is six (6) months prior to the end of the Initial Period, the Company and the Manager shall commence good faith discussions to determine a Management Fee amount that is mutually acceptable to both parties for each year of term remaining in the Initial Term, it being acknowledged that each party will have a termination right, as set out in Section 17, if for any reason the parties are not able to reach agreement on the Management Fee for the period following the Initial Period.
11.           Equity Interest; Board Composition.
(a)            In addition to the Management Fee, the Company shall issue to the Manager, on the date hereof and pursuant to the Plan of Reorganization, 2.00% of the Common Equity (which shall not dilute the Common Equity to be issued to the holders of the September 2029 Senior Secured Notes Claims (as defined in the Plan of Reorganization) pursuant to the terms of the Plan of Reorganization, but shall be subject to dilution by the exercise of the New Warrants (as defined in the Plan of Reorganization)) (the “Initial Equity Compensation”). In addition, as and to the extent authorized and issued by the Board pursuant to an incentive plan to be established by the Company following the date hereof, the Manager shall be further entitled to receive additional shares of the Common Equity as the Subsequent Equity Compensation (as defined in the Plan of Reorganization), based on the Company’s satisfaction of certain financial criteria to be established by the Board (the “Subsequent Equity Compensation”).
(b)            Pursuant to the Plan of Reorganization, concurrently herewith the Board includes one (1) member, Mr. Adam Portnoy, who has been proposed for that position by the Manager. The Company agrees that it will nominate Mr. Portnoy (or, if applicable, a substitute therefor proposed by the Manager who is an employee, officer or director of Manager and approved by the Company’s nominating and governance committee, acting in good faith), for election to the Board for another year. If, for any reason, the seat originally held by Mr. Portnoy (or a substitute as described above) is vacated prior to the second anniversary of the date of this Agreement for any reason (other than a removal of the holder due to that director becoming a director or officer of another publicly traded office properties real estate investment trust or for any of the other disqualification reasons provided in the Company’s organizational documents – in which case this nomination undertaking will no longer apply), the Company will take such actions as are reasonably available to it to nominate a substitute therefor proposed by the Manager and approved by the Company’s nominating and governance committee, acting in good faith, to fill that seat until the second anniversary. If, for any reason, this Agreement is terminated on or prior to the second anniversary of the date hereof, the Manager will use reasonable best efforts to cause the individual designated by it to fill the above-referenced board seat to resign from that position effective concurrent or immediately following the termination of this Agreement.

12.           Internal Audit Services. To the extent applicable, the Manager shall provide to the Company, or arrange to be provided by one or more third party service providers approved by the Board, an internal audit function meeting applicable requirements, if any, of the Stock Exchange and the SEC and otherwise in scope approved by the Audit Committee of the Board, if any; it being understood that Manager is authorized to continue to utilize PricewaterhouseCoopers for that purpose for the remainder of its current term (i.e., through April 2028) unless after the date hereof the Company determines that a change is warranted. In addition to the Management Fee, the Company agrees to reimburse the Manager, within thirty (30) days of the receipt of an invoice therefor, the Company’s pro rata share (as reasonably agreed to by a majority of the Independent Board Members from time to time) of the following, in each case if and to the extent the costs thereof are within a budget therefor that has been approved by the Board in advance:
(a)            expenses, if any, of the Manager, or any third party service provider, as applicable, in providing internal audit services to the Company; and
(b)            the reasonable travel and other out-of-pocket expenses of the Manager, or any third party service provider, as applicable, relating to the provision of internal audit services to the Company, if any.
In addition, as requested by the Company, the Manager shall make available (which may be by posting to the Company’s website) to its officers and employees providing such services to the Company the procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters relating to the Company and for the confidential, anonymous submission by such officers and employees of concerns regarding questionable accounting or auditing matters relating to the Company, as set forth in the Company’s Procedures for Handling Concerns or Complaints about Accounting, Internal Accounting Controls or Auditing Matters, as in effect from time to time.
13.           Additional Services. If, and to the extent that, the Company shall request the Manager to render services on behalf of the Company other than those required to be rendered by the Manager in accordance with the terms of this Agreement, such additional services shall be compensated separately on terms to be agreed upon by the Manager and the Company (and approved by majority vote of the Independent Board Members) from time to time.
14.           Expenses of the Manager. Except as otherwise expressly provided herein or approved by majority vote of the Independent Board Members, the Manager shall bear the following expenses incurred in connection with the performance of its duties under this Agreement:
(a)            employment expenses of the personnel employed by the Manager and any Affiliate of the Manager assisting the Manager to perform its obligations hereunder, including, but not limited to, salaries, wages, payroll taxes and the cost of employee benefit plans;
(b)            fees and travel and other expenses paid to directors, officers and employees of the Manager, except fees and travel and other expenses of such persons who are officers of the Company incurred in their capacities as officers of the Company;

(c)            rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized) and other office expenses of the Manager, except to the extent such expenses relate solely to an office maintained by the Company separate from the office of the Manager; and
(d)            miscellaneous administrative expenses relating to performance by the Manager of its obligations hereunder.
15.           Expenses of the Company. Except as expressly otherwise provided in this Agreement, the Company shall pay all its expenses, and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Manager:
(a)            the cost of borrowed money;
(b)            taxes on income and taxes and assessments on real and personal property, if any, and all other taxes applicable to the Company;
(c)            legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration and other fees, and printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration and listing of the Company’s securities on the Stock Exchange, including transfer agent’s, registrar’s and indenture trustee’s fees and charges, if and as applicable;
(d)            expenses of organizing, restructuring, reorganizing or liquidating the Company, or of revising, amending, converting or modifying the Company’s organizational documents;
(e)            fees and travel and other expenses paid to Board members (unless such Board members are directors, officers or employees of the Manager) and officers of the Company in their capacities as such (but not in their capacities as officers or employees of the Manager) and fees and travel and other expenses paid to advisors, contractors, mortgage servicers, consultants, and other agents and independent contractors employed by or on behalf of the Company;
(f)            expenses directly connected with the investigation, acquisition, disposition or ownership of real estate interests or other property (including third party property diligence costs, appraisal reporting, the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement and local management of property), other than expenses with respect thereto of employees of the Manager, to the extent that such expenses are to be borne by the Manager pursuant to Section 14 above;
(g)            all insurance costs incurred in connection with the Company (including officer and trustee liability insurance) or in connection with any officer and/or Board member indemnity agreement to which the Company is a party;
(h)            expenses connected with payments of distributions or interest or contributions in cash or any other form made or caused to be made by the Board to holders of securities of the Company;

(i)             all expenses connected with communications to holders of securities of the Company and other bookkeeping and clerical work necessary to maintaining relations with holders of securities, including the cost of any transfer agent, the cost of preparing, printing, posting, distributing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company’s securities;
(j)             legal, accounting and auditing fees and expenses, other than those described in subsection (c) above;
(k)            filing and recording fees for regulatory or governmental filings, approvals and notices to the extent not otherwise covered by any of the foregoing items of this Section 15;
(l)             expenses relating to any office or office facilities maintained by the Company separate from the office of the Manager; and
(m)            the costs and expenses of all equity award or compensation plans or arrangements established by the Company, including the value of awards made by the Company to the Manager, if any, and payment of any withholding taxes in connection therewith.
In addition, on the date hereof, the Company shall reimburse the Manager $2,980,693.52 as the entire payment due by the Company for all reasonable legal fees and expenses incurred by the Manager in connection with the negotiation of, and entrance into, this Agreement, the Property Management Agreement, the New 2027 SPV Property Management Agreement, the Restructuring Support Agreement and the Definitive Documents (as defined in the Restructuring Support Agreement).

16.           Limits of Manager Responsibility; Indemnification; Company Remedies. The Manager assumes no responsibility other than to render the services described herein in good faith and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendation of the Manager. The Manager, its members, officers, employees and affiliates will not be liable to the Company, its shareholders, or others, except by reason of acts constituting bad faith, fraud, willful misconduct or gross negligence in the performance of its obligations hereunder or a material breach of this Agreement. The Company shall reimburse, indemnify and hold harmless the Manager, its members, officers and employees and its affiliates for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including, without limitation, all reasonable attorneys’, accountants’ and experts’ fees and expenses) in respect of or arising from any act or omission of the Manager with respect to the provision of services by it or performance of its obligations in connection with this Agreement or performance of other matters pursuant to instruction by the Board, except to the extent any such expense, loss, damage, liability, demand, charge or claim was the result of actions or omissions that constituted bad faith, fraud, willful misconduct or gross negligence or a breach of this Agreement of a material nature. Without limiting the foregoing, the Company shall promptly advance expenses incurred by the indemnitees referred to in this section for matters referred to in this section, upon request for such advancement. The Manager shall reimburse, indemnify and hold harmless the Company and its subsidiaries and their affiliates, and the trustees, managers, officers and employees of any of the foregoing from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including, without limitation, all reasonable attorneys’, accountants’ and experts’ fees and expenses) in respect of or arising from any act or omission of the Manager or any of its affiliates constituting bad faith, fraud, willful misconduct or gross negligence or a breach of this Agreement of a material nature.
17.            Term, Termination.
(a)            The initial term of this Agreement shall continue in force and effect until the date that is five (5) years after the date hereof (the “Initial Term”); thereafter, the term of this Agreement shall be deemed automatically renewed for successive one year terms unless and until this Agreement has been terminated as provided herein.
(b)            Notwithstanding any other provision of this Agreement to the contrary, this Agreement, or any renewal thereof, may be terminated prior to the expiration of the term:
(i)             by the Company, (A) upon sixty (60) days’ prior written notice to the Manager (such termination, a “Company Termination for Convenience”), (B) for Cause, immediately upon written notice to the Manager (such termination, a “Company Termination for Cause”) or (C) by written notice at any time during the period commencing immediately following the date of a Manager Change of Control and ending at midnight on the sixtieth (60th) day following the date on which the Manager has delivered written notice to the Board that a Manager Change of Control has occurred (such termination, a “Company CoC Termination”);

(ii)            by the Manager, (A) upon one hundred eighty (180) days’ prior written notice to the Company (such termination, a “Manager Termination for Convenience”)or (B) for Good Reason, upon sixty (60) days’ prior written notice to the Company (or ninety (90) days if the Company takes steps to cure any relevant default within thirty (30) days of written notice to the Company) (such termination, a “Manager Termination for Cause”);
(iii)           by either the Company or the Manager by written notice to the other party given not less than sixty (60) days’ prior to the expiration of the then-current term such that the term shall not be automatically renewed for an additional year, which termination shall be effective as of the end of the then-current term (it being agreed that such termination shall be without cost or fees of any kind; provided that such termination shall not impact any fees or reimbursable expenses accrued or accruing prior to the end of the then-current term);
(iv)           by either the Company or the Manager by written notice to the other party given not less than sixty (60) days prior to the first day of any of the final three years of the Initial Term, if the Parties have not agreed on the Management Fee for the ensuing year, which termination shall be effective as of the end of the then-current term; or
(v)            as a result of a Modification Termination, subject to the notice provision included in Section 3 of this Agreement.
(c)            Notwithstanding any other provision of this Agreement to the contrary, (i) after the occurrence and during the continuance of a Default (as defined in the New 2027 Senior Secured Notes Indenture (as defined in the Plan of Reorganization)), this Agreement may be terminated solely as to Office Properties Intermediate Holdco I Trust LLC, a Delaware limited liability company (the “New 2027 SPV Holdco”), and any of its subsidiaries (collectively, together with the New 2027 SPV Holdco, the “New 2027 SPV Group”) by Office Properties Intermediate Holdco II Trust LLC, a Delaware limited liability company (the “New 2027 SPV”), by written notice to each of the Company and the Manager.
(d)            Any notice of termination shall include the reason for such termination.
(e)            (i) If the Property Management Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate concurrently therewith. (ii) If either of (a) the New 2027 SPV Property Management Agreement or (b) the Parent-SPV Services Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time) is terminated in accordance with its terms, this Agreement shall automatically terminate solely with respect to the New 2027 SPV Group concurrently therewith. For the avoidance of doubt, no partial termination pursuant to Section 17(c) above or this Section 17(e) shall affect the Manager’s compensation hereunder.

(f)            In the event of a Covered Termination that will be effective prior to the date that is two (2) years after the date hereof, the Company shall pay to the Manager promptly following the date of such Covered Termination an amount in cash (the “Termination Fee”) equal to the aggregate amount of the Management Fee that would have been paid or payable to the Manager through the date that is two (2) years after the date of this Agreement absent such termination less the aggregate amount of the Management Fee actually paid to the Manager through the date of such termination (i.e., $28 million less the Management Fee actually paid to Manager). For the avoidance of doubt, no more than one Termination Fee shall be payable under this Agreement and the Property Management Agreement.
(g)           The Termination Fee shall not be payable in the event of (i) a Company Termination for Cause, (ii) a Company CoC Termination, (iii) a Manager Termination for Convenience or (iv) a termination solely with respect to New 2027 SPV Group pursuant to Section 17(c) or Section 17(e)(ii). The Termination Fee shall not be payable if this Agreement is terminated for any reason with an effective date after the date that is two (2) years after the date hereof.
(h)           The provisions of this Section 17 shall not apply as a limitation on the amount which may be paid by agreement of the Company and the Manager in connection with a transaction pursuant to which any assets or going business values of the Manager are acquired by the Company in association with termination of this Agreement and the Termination Fee is in addition to any amounts otherwise payable to the Manager under this Agreement as compensation for services and for expenses of or reimbursement due to the Manager through the date of termination. Also, payment of the Termination Fee shall not affect other rights and obligations created under Sections 2, 13, 16, 17 and 18 of this Agreement or otherwise between the Company and the Manager.
(i)            For the avoidance of doubt, this Agreement shall not require the Manager to provide any services to any Person (or with respect to the assets of any Person) other than the Company and its subsidiaries. Accordingly, following any foreclosure by any lender or other creditor upon the equity interests of any subsidiary of the Company or any other assets of the Company or any of its subsidiaries, the Manager shall not be required hereunder to provide any services to such subsidiary or with respect to such assets.
18.           Action Upon Termination. From and after the effective date of any termination of this Agreement, the Manager shall be entitled to no compensation (other than the Termination Fee) for services rendered hereunder for the remainder of the then-current term of this Agreement, but shall be paid, on a pro rata basis as set forth in this Section 18, all compensation due for services performed prior to the effective date of such termination. Upon such termination, the Manager shall as promptly as practicable:
(a)            pay over to the Company all monies collected and held for the account of the Company by the Manager pursuant to this Agreement, after deducting therefrom any accrued Management Fee, the Termination Fee (if applicable) and any reimbursements for costs or expenses to which it or any of its Affiliates is then entitled;

(b)            deliver to the Board a full and complete accounting, including a statement showing all sums collected by it for the Company and a statement of all sums held by it for the Company for the period commencing with the date following the date of its last accounting to the Board; and
(c)            deliver to the Board all property and documents of the Company then in its custody or possession; provided, that the Manager shall be permitted to retain copies of such documents for its records, subject to the condition that, if and to the extent the Manager elects to retain any such documents containing confidential, proprietary or other non-public information of the Company or any of its subsidiaries, the Manager will, and will cause its affiliates and its and their representatives to, preserve that information as strictly confidential and will not share it with any third parties (except as required by applicable law or compulsory legal process) or use any such information for any purpose other than the winding down of its engagement as manager hereunder or as otherwise required by law or compulsory legal process (if applicable).
Any accrued and unpaid Management Fee and, to the extent applicable, any Termination Fee due upon termination shall be due and payable on the date of termination. A copy of all computations of the Management Fee and, to the extent applicable, the Termination Fee, shall be delivered by the Manager to the Company by the date of termination.
The Management Fee for any partial month prior to termination will be computed by multiplying the Management Fee which would have been earned for the full month by a fraction, the numerator of which is the number of days in the portion of such month prior to the date of termination, and the denominator of which shall be thirty (30), and the Manager shall return the unearned portion of Management Fee to the Company concurrent with termination of this Agreement.
In addition to other actions on termination of this Agreement, for up to one hundred twenty (120) days following the effective date of any termination of this Agreement in accordance with the terms hereof, the Manager shall cooperate with the Company and use commercially reasonable efforts to facilitate the orderly transfer of the business management services provided under this Agreement to employees of the Company or to its designee, including, but not limited to the transfer of bookkeeping and accounting functions and legal and regulatory compliance and reporting. In connection therewith, the Manager shall assign to the Company, and the Company shall assume, any authorized agreements the Manager executed in its name on behalf of the Company and the Manager shall assign to the Company all proprietary information with respect to the Company and its subsidiaries.
19.           Board Action. Unless otherwise specified herein, wherever action on the part of the Board is contemplated by this Agreement, action by a majority of the Board shall constitute the action provided for herein.

20.           BOARD AND SHAREHOLDERS NOT LIABLE. THE DECLARATION OF TRUST OF THE COMPANY, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS, IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OFFICE PROPERTIES INCOME TRUST REFERS TO THE TRUSTEES COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY. NO TRUSTEE (OR PERSON SERVING AS DIRECTOR, MANAGER OR OTHER SUBSTITUTE THEREFOR WITH RESPECT TO THE COMPANY), OFFICER, SHAREHOLDER, OTHER EQUITYHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS OR ENTITIES DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.
21.           Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) on the next business day if transmitted by a nationally recognized overnight courier, or (c) on the third (3rd) business day following mailing by first class mail, postage prepaid, in each case as follows (or at such other United States address for a party as shall be specified by like notice):
If to the Company:
Office Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458
Attention: Yael Duffy and Brian Donley
E-mail: YDuffy@rmrgroup.com and BDonley@rmrgroup.com
If to the Manager:
The RMR Group LLC
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attn: Adam Portnoy; Lindsey Getz

22.           Amendments. This Agreement shall not be amended, changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by each of the parties hereto, or by their respective successors or assigns, or otherwise as provided herein. Notwithstanding anything to the contrary herein, no amendment, change or modification to the terms of this Agreement shall, absent the consent of the board of directors (or replacement governing body) of the New 2027 SPV (including the affirmative consent of the independent director thereon), (i) make the New 2027 SPV Group liable for the Termination Fee or any other termination or similar fee hereunder, (ii) impose obligations on the New 2027 SPV Group that are disproportionately adverse to the New 2027 SPV Group by comparison to the obligations of the Company and its subsidiaries (other than the New 2027 SPV Group) under this Agreement or (iii) modify Section 17(c), the second sentence of this Section 22 or the proviso in Section 25.
23.           Assignment. Neither party may assign this Agreement or its rights hereunder or delegate its duties hereunder without the written consent of the other party, except that: (a) the Manager may assign this Agreement to any subsidiary of Parent so long as such subsidiary is then and remains Controlled by Parent and assumes the Manager’s obligations hereunder in a written instrument of assignment a copy of which is delivered to the Company promptly following such assignment; and (b) (i) the Company may assign this Agreement or its rights hereunder to any Person that is then and remains Controlled by the Company and (ii) the Company may assign this Agreement or its rights hereunder to any Person in connection with a merger or other consolidation involving the Company with or into that Person or in connection with a sale of all or substantially all of the assets of the Company to such Person; provided that, in any such case addressed in this clause (b), the assignee assumes all of the assignor’s obligations hereunder in a written instrument of assignment, a copy of which is delivered to Manager promptly following such assignment; provided further that nothing in this clause (b) shall abrogate any other right of the Manager under this Agreement (including, without limitation, any right to terminate this Agreement) arising from any transaction relating to any such assignment. No assignment permitted hereunder shall release the assignor from any of its obligations hereunder.
24.           Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, any successors or permitted assigns of the parties hereto as provided herein.
25.           No Third Party Beneficiary. Except as otherwise provided in Section 16 and Section 27(i), no person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement; provided that the New 2027 SPV is an intended third-party beneficiary of Section 17(c) and the second sentence of Section 22.
26.           Governing Law. The provisions of this Agreement and any Dispute (as defined below), whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of law.

27.           Arbitration.
(a)            Any disputes, claims or controversies arising out of or relating to this Agreement, the provision of services by the Manager pursuant to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of the Company or the Manager or any holder of equity interests (which, for purposes of this Section 27, shall mean any holder of record or any beneficial owner of equity interests or any former holder of record or beneficial owner of equity interests) of the Company or the Manager, either on his, her or its own behalf, on behalf of the Company or the Manager or on behalf of any series or class of equity interests of the Company or Manager or holders of any equity interests of the Company or the Manager against the Company or the Manager or any of their respective trustees, directors, members, officers, managers (including the Manager or its successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement or the governing documents of the Company or the Manager (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 27. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of the Company or the Manager and class actions by a holder of equity interests against those individuals or entities and the Company or the Manager. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Section 27, the term “equity interest” shall mean, (i) in respect of the Company, shares of beneficial interest or, if applicable, other common equity interests of the Company and (ii) in respect of the Manager, “membership interest” in the Manager as defined in the Maryland Limited Liability Companies Act.

(b)            There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration. The arbitrators may be affiliated or interested persons of the parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration. The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.
(c)            The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.
(d)            There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.
(e)            In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland. Any arbitration proceedings or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 27(g), each party against which the Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide.

(f)            Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), unless the arbitrators shall render an award that shifts any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, awards any portion of the Company’s or the Manager’s, as applicable, award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.
(g)            Notwithstanding any language to the contrary in this Agreement, the Award, including but not limited to, any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). The Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of the Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 27(f) hereof shall apply to any appeal pursuant to this Section and the appeal tribunal shall not render an award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.
(h)            Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 27(g), the Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon the Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
(i)             This Section 27 is intended to benefit and be enforceable by the Company, the Manager and their respective holders of equity interests, trustees, directors, officers, managers (including the Manager or its successor), agents or employees, and their respective successors and assigns and shall be binding upon the Company, the Manager and their respective holders of equity interests, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

28.           Consent to Jurisdiction and Forum. The exclusive jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie in any federal or state court located in Baltimore, Maryland. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree and consent to the service of any process required by any such court by delivery of a copy thereof in accordance with Section 21 and that any such delivery shall constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PROVISION OF SERVICES BY THE MANAGER PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 27, this Section 28 shall not preempt resolution of the Dispute pursuant to Section 27.
29.           Captions. The captions included herein have been inserted for ease of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
30.           Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any pre-existing agreements with respect to such subject matter. This Agreement constitutes an integral part of, and a condition to, the transactions contemplated by the Restructuring Support Agreement.
31.           Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
32.           Survival. The provisions of Section 2 (limited to the obligation of the Company to indemnify the Manager for matters provided thereunder) and Sections 16 through and including 36 of this Agreement shall survive the termination hereof. Any termination of this Agreement shall be without prejudice to the rights of the parties hereto accrued prior to the termination or upon termination.

33.           Other Agreements. (i) The Company, on behalf of itself and certain of its subsidiaries, and the Manager are also parties to a Third Amended and Restated Property Management Agreement, dated as of the date hereof, as in effect from time to time (the “Property Management Agreement”) and (ii) the New 2027 SPV Holdco, the New 2027 SPV, on behalf of itself and certain of its subsidiaries, and the Manager are parties to a New 2027 SPV Property Management Agreement, dated as of the date hereof, as in effect from time to time (the “New 2027 SPV Property Management Agreement”). The parties agree that this Agreement does not include or otherwise address the rights and obligations of the parties under the Property Management Agreement or the New 2027 SPV Property Management Agreement and that each of the Property Management Agreement and the New 2027 SPV Property Management Agreement provides for its own separate rights and obligations of the parties thereto, including without limitation separate compensation payable by (x) the Company and the other Owners (as defined in the Property Management Agreement) to the Manager thereunder for services to be provided by the Manager pursuant to the Property Management Agreement and (y) the New 2027 SPV and the other Owners (as defined in the New 2027 SPV Property Management Agreement) to the Manager thereunder for services to be provided by the Manager pursuant to the New 2027 SPV Property Management Agreement.
34.           Equal Employment Opportunity Employer. The Manager is an equal employment opportunity employer and complies with all applicable state and federal laws to provide a work environment free from discrimination and without regard to race, color, sex, sexual orientation, national origin, ancestry, religion, creed, physical or mental disability, age, marital status, veteran’s status or any other basis protected by applicable laws.
35.           Defined Terms. Any capitalized term used herein but not defined shall be given the meaning set forth in Exhibit A attached hereto.
36.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”), including by electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page To Follow]

IN WITNESS WHEREOF, the Parties have executed this Third Amended and Restated Business Management Agreement as of the date first above written.

OFFICE PROPERTIES INCOME TRUST
By: /s/ Lindsey Getz_____________
 Name: Lindsey Getz
 Title: Secretary
THE RMR GROUP LLC
By: /s/ Matthew C. Brown_________
 Name: Matthew C. Brown
 Title: Executive Vice President, Chief Financial Officer and Treasurer

Exhibit A
Definitions
The following definitions shall be applied to the terms used in the Agreement for all purposes, unless otherwise clearly indicated to the contrary. All capitalized terms used in this Exhibit A but not defined in this Exhibit A shall have the respective meanings given to those terms in the Agreement. Unless otherwise noted, all section references in this Exhibit A refer to sections in the Agreement.
(1)           “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person.
(2)           “Bankruptcy Code” shall mean title 11 of the United States Code.
(3)           “Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of Texas, Houston Division.
(4)           “Cause” shall mean: (i) the Manager engages in any act that constitutes bad faith, fraud, willful misconduct or gross negligence in the performance of its obligations under this Agreement; (ii) a default by the Manager in the performance or observance of any material term, condition or covenant contained in this Agreement to be performed by the Manager, the consequence of which is a Material Adverse Effect; (iii) the Manager or Parent is convicted of a felony; (iv) any executive officer or senior manager of the Manager or of Parent is convicted of a felony or other crime, whether or not a felony, involving his or her duties as an employee of the Manager and who is not promptly discharged and any actual loss suffered by the Company as a result of such felony or crime is not promptly reimbursed; (v) any involuntary proceeding is commenced against the Manager or Parent seeking liquidation, reorganization or other relief with respect to the Manager or Parent or, in either case, its debts under bankruptcy, insolvency or similar law and such proceeding is not dismissed in one hundred twenty (120) days; or (vi) the Manager or Parent authorizes the commencement of a voluntary proceeding seeking liquidation, reorganization or other relief with respect to the Manager or Parent or, in either case, its debts under bankruptcy, insolvency or similar law or the appointment of a trustee, receiver, liquidator, custodian or similar official of the Manager or any substantial part of its property.
(5)           “Chapter 11 Cases” shall mean the cases pursuant to chapter 11 of the Bankruptcy Code of the Company and certain of its subsidiaries commenced in the Bankruptcy Court and jointly administered under case number 25-90530 (CML).
(6)           “Charitable Organization” shall mean an organization that is described in section 501(c)(3) of the Code (or any corresponding provision of a future United States Internal Revenue law) which is exempt from income taxation under section 501(a) thereof.
(7)           “Company Change of Control” shall mean the occurrence of any of the following events:

(i)          any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, except that any person shall be deemed to beneficially own securities such person has a right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more of the then-outstanding voting power of the voting securities of the Company;
(ii)         the consummation of any direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; provided that an event pursuant to this clause (ii) will not be considered to have occurred if (A) the transferee expressly assumes the rights and obligations of the Company under this Agreement pursuant to an agreement reasonably acceptable to Manager and (B) Persons owning at least a majority of each of the economic rights of the equity interests of the Company and the voting power of the voting securities of the Company immediately prior to the relevant transaction or series of related transactions own a majority of each of the economic rights of the equity interests of the transferee and the voting power of the voting securities of the transferee immediately following the relevant transaction or series of related transactions and Continuing Company Board Members constitute a majority of the board or other comparable managing body of the transferee immediately following the relevant transaction or series of related transactions; provided further that, following an event satisfying the requirements set forth in the immediately preceding proviso, each reference to the Company shall be deemed to be instead a reference to such transferee; or
(iii)        at any time, the Continuing Company Board Members cease for any reason to constitute the majority of the members of the Board.
Notwithstanding the foregoing, a change in ownership or control of the Company (or any successor), or a transfer of all or substantially all of the assets of the Company (or any successor) to an entity, will not be considered a Company Change of Control (and, for certainty, also will be permitted and will not give rise to any right on the part of Manager to terminate this Agreement) if (a) if not the Company, the successor or transferee, as applicable, expressly assumes the rights and obligations of the Company under this Agreement pursuant to an agreement reasonably acceptable to Managing Agent and (b) following such change or transfer, any combination of the following persons and/or entities will own, directly or indirectly, a majority each of the economic rights of the equity interests of the Company (or its successor) or the transferee, as applicable, and the voting rights of the voting securities of the Company (or its successor) or the transferee, as applicable: (i) any fund or vehicle that is managed or advised by Helix Partners Management LP or any successor to all or substantially all of the business thereof, or any entity directly or indirectly controlled or managed by any of the foregoing, (ii) any fund or vehicle that is managed or advised by Redwood Capital Management, LLC or any successor to all or substantially all of the business thereof, or any entity directly or indirectly controlled or managed by any of the foregoing, and (iii) Mr. Adam Portnoy, Manager or Parent, any successor to all or substantially all of the business of such entity or any entity directly or indirectly controlled or managed by any of the foregoing. Following an event satisfying the requirements set forth in the immediately preceding sentence, each reference in this Agreement to the Company shall be deemed to be instead a reference to such transferee.
(8)           “Common Equity” shall mean the common equity interests of the Company.

(9)           “Confirmation Order” shall mean the Order Confirming Fourth Amended Joint Chapter 11 Plan of Reorganization of Office Properties Income Trust and Its Debtor Subsidiaries [Docket No. 1241], entered by the Bankruptcy Court on April 22, 2026.
(10)         “Continuing Company Board Members” shall mean, as of any date of determination, any member of the Board who was (i) a member of the Board as of the date of this Agreement, (ii) a member of the Board appointed promptly following the date of this Agreement in accordance with Section 5.13(a) of the Plan of Reorganization or (iii) nominated for election or elected to the Board by, or whose election to the Board was made or approved by, the affirmative vote of a majority of Continuing Company Board Members who were members of the Board at the time of such nomination or election.
(11)         “Continuing Parent Directors” shall mean, as of any date of determination, any member of the board of directors of Parent who was (i) a member of the board of directors of Parent as of the date of this Agreement or (ii) nominated for election or elected to the board of directors of Parent by, or whose election to the board of directors of Parent was made or approved by, (x) the affirmative vote of a majority of Continuing Parent Directors who were members of the board of directors of Parent at the time of such nomination or election or (y) so long as Parent is Controlled by Adam D. Portnoy, Adam D. Portnoy.
(12)         “Control” of an entity, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise and the participles “Controls” and “Controlled” have parallel meanings.
(13)         “Covered Termination” shall mean a Company Termination for Convenience, a Manager Termination for Cause or a Modification Termination.
(14)         “Equity Compensation” shall mean the Initial Equity Compensation and the Subsequent Equity Compensation.
(15)         “Good Reason” shall mean: (i) a default by the Company in the performance or observance of any material term, condition or covenant contained in this Agreement to be performed by the Company, the consequence of which was materially adverse to the Manager and which did not result from and was not attributable to any action, or failure to act, of the Manager, and such default shall continue for a period of sixty (60) days (or ninety (90) days if the Company takes steps to cure such default within thirty (30) days of written notice to the Company) after written notice thereof by the Manager specifying such default and requesting that the same be remedied in such sixty (60) day period or (ii) the occurrence of a Company Change of Control.
(16)         “Law” means any law, statute, ordinance, rule, regulation, directive, code or order enacted, issued, promulgated, enforced or entered by any governmental entity.

(17)         “Manager Change of Control” shall be deemed to have occurred upon any of the following events:
(i)          any “person” or “group” (as such terms are used in Sections 13(d) of the Exchange Act), other than a Permitted Manager Transferee or a Person to whom the Manager would be permitted to assign this Agreement pursuant to Section 23 of this Agreement, becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, except that any person shall be deemed to beneficially own securities such person has a right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more of the then-outstanding voting power of the voting securities of the Manager and/or Parent, as applicable;
(ii)         the consummation of any direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Manager (including securities of the Manager’s subsidiaries) on a consolidated basis, except the transfer of outstanding voting power of the voting securities of the Manager or Parent to a Permitted Manager Transferee or if the transaction constitutes a permissible assignment under Section 23 of this Agreement; or
(iii)        at any time, Adam D. Portnoy ceases to Control the Manager.
provided, however, that if the Manager is no longer a subsidiary of Parent as a result of a transaction not constituting a Manager Change of Control, then a Manager Change of Control shall be deemed to have occurred upon any of the foregoing events that affect the Manager only (and no Manager Change of Control shall be deemed to have occurred if such event affects Parent only and not the Manager).
(18)         “Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects and occurrences, has had a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries.
(19)         “Parent” shall mean The RMR Group Inc., a Maryland corporation.
(20)         “Permitted Manager Transferee” shall mean: (A) Parent or any of its Controlled subsidiaries; (B) any employee benefit plan of the Manager, Parent or any of their respective Controlled subsidiaries; (C) Adam D. Portnoy; (D) any entity Controlled by any Person or Persons described in clause (B) or (C) of this definition; (E) a Charitable Organization Controlled by any Person or Persons described in clause (C) of this definition; (F) an entity owned, directly or indirectly, by shareholders (or equivalent) of the Manager or Parent in substantially the same proportions as their ownership of the Manager or Parent, as applicable, immediately prior to the acquisition of beneficial ownership; or (G) any Person approved by the Company in writing; provided, however, that any subsidiary described in clause (A) or clause (B) or any Person described in clause (D) or clause (E) shall only be a Permitted Manager Transferee if it is, and so long as it remains, Controlled, as provided in clause (A), clause (B), clause (D) or clause (E), as applicable.

(21)         “Person” shall mean an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
(22)         “Plan of Reorganization” shall mean the Fourth Amended Joint Chapter 11 Plan of Reorganization of Office Properties Income Trust and Its Debtor Affiliates [Docket No. 1223], filed in the Chapter 11 Cases on April 21, 2026 (as amended, supplemented or otherwise modified from time to time, including, without limitation, by the Confirmation Order, together with all exhibits and schedules thereto), as confirmed by the Confirmation Order and made effective on June 17, 2026.
(23)         “Restructuring Support Agreement” shall mean the Restructuring Support Agreement, dated as of October 30, 2025, by and among the Company, the Consenting September 2029 Senior Secured Noteholders (as defined therein) from time to time party thereto and the Manager.
(24)         “Stock Exchange” shall mean the national securities exchange (as defined under the Exchange Act), if any, on which the common equity of the Company is principally traded.

Exhibit B
Form of Officer’s Certificate